Exhibit 16.1
Grant Thornton LLP
175 West Jackson Boulevard, 20th Floor
Chicago, IL 60604
T 312.856.0200
F 312.565.4719
www.GrantThornton.com

February 3, 2015

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re:          BDCA Venture, Inc.
File No. 000-53504

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of BDCA Venture, Inc. dated February 3, 2015, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Grant Thornton LLP